Exhibit 99.1

Brookdale Provides Update on the Impact of Natural Disasters; Announces Leadership Change

Nashville, Tenn., Oct. 16, 2017 – Brookdale Senior Living Inc. (NYSE: BKD) today provided an update on the impact of Hurricanes Harvey and Irma and the Northern California wildfires.

Andy Smith, Brookdale's President and CEO, said, "With a primary focus on the safety and comfort of all our residents and associates, we were prepared for the hurricanes. Overall, our residents and patients were well-cared for before, during and after these natural disasters. We have many messages of thanks from residents and family members about the quality of care provided. This is a testament to the extraordinary acts of courage, sacrifice and compassion from our associates who in many cases were, themselves, impacted by these natural disasters. I can’t begin to express my appreciation to those associates who put the care and safety of their residents and patients first and foremost during these stressful and exhausting experiences. The wildfires in California continue to be an active situation and we are again focusing the Company’s resources on the safety and comfort of our residents and associates."

The Company also announced today that Labeed S. Diab, the Company’s Chief Operating Officer, provided notice to the Company that he will resign from his position effective October 28, 2017 to pursue another opportunity.

“Labeed has made many important contributions to Brookdale during his tenure as COO. I want to personally thank him for his leadership and wish him all the best,” said Mr. Smith.

Hurricanes

The Company has completed its preliminary assessment of the financial impact of Hurricanes Harvey and Irma. Brookdale operates 171 communities, serving approximately 19,000 residents, in areas impacted by these hurricanes. All but one of the impacted communities have returned to operation, though seven communities will experience some continuing disruption as storm damage is remediated.

As a result of the hurricanes, the Company expects a negative impact to Adjusted EBITDA of approximately $12 million to $13 million for 2017. Adjusted EBITDA for the third quarter of 2017 is expected to reflect a negative impact of approximately $9 million, approximately one-third of which is expected to result from lost revenue in the Company’s home health business in Florida and the remainder of which is expected to result from rent credits and increased operating costs relating to the hurricane response. Adjusted EBITDA for the fourth quarter of 2017 is expected to reflect a negative impact of approximately $3 million to $4 million, split between lower ancillary services revenue and increased operating costs. The Company also estimates that it will incur an additional approximately $13 million to $14 million of capitalized costs for physical plant remediation, approximately $5 million to $6 million of which the Company expects to incur during the fourth quarter of 2017 and the remainder of which it expects to incur in 2018.

The foregoing amounts are presented net of expected reimbursement from the Company's property and casualty and business interruption insurance policies, are preliminary estimates derived by management from the information available at this time, and are subject to the completion and finalization of the

Company’s quarterly accounting and financial reporting procedures. The actual amounts and timing of amounts may differ.

In addition, as a result of Hurricane Irma, Florida issued an emergency order requiring nursing homes and assisted living facilities to obtain generators and the fuel necessary to sustain operations and maintain comfortable temperatures in the event of a power outage. The financial impact of complying with that order is not yet known.

Wildfires

The Company continues to monitor the wildfires in California. Approximately 20 of the Company’s California communities are being affected by the wildfires. The Company evacuated the residents of six communities, two of which have returned to full operation, and others are hosting residents who were evacuated. So far, none of the communities have suffered major damage from the wildfires.

Ongoing Review Process

As previously announced, Brookdale's Board and management team are working with legal and financial advisors in a process of exploring options and alternatives to create and enhance stockholder value. That process remains ongoing.

Non-GAAP Financial Measure

The Company’s estimates of the financial impact of Hurricanes Harvey and Irma refer to the non-GAAP financial measure Adjusted EBITDA. The Company defines Adjusted EBITDA as net income (loss) before: provision (benefit) for income taxes; non-operating (income) expense items; depreciation and amortization (including non-cash impairment charges); (gain) loss on sale or acquisition of communities (including gain (loss) on facility lease termination); straight-line lease expense (income), net of amortization of (above) below market rents; amortization of deferred gain; non-cash stock-based compensation expense; and change in future service obligation. Reconciliations of Adjusted EBITDA to the most comparable GAAP financial measure for the third and fourth quarters of 2017 are not available without unreasonable effort due to the inherent difficulty in forecasting the timing or amounts of items required to reconcile Adjusted EBITDA from the Company's net income (loss). Variability in the timing or amounts of items required to reconcile such measures may have a significant impact on the Company's future GAAP results.

About Brookdale Senior Living

Brookdale Senior Living Inc. is the leading operator of senior living communities throughout the United States. The Company is committed to providing senior living solutions primarily within properties that are designed, purpose-built and operated to provide the highest-quality service, care and living accommodations for residents. Brookdale operates independent living, assisted living, and dementia-care communities and continuing care retirement centers, with approximately 1,039 communities in 46 states and the ability to serve approximately 102,000 residents as of June 30, 2017. Through its ancillary services program, the Company also offers a range of outpatient therapy, home health and hospice services. Brookdale's stock is traded on the New York Stock Exchange under the ticker symbol BKD.

Safe Harbor

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding our intent, belief or expectations, including, but not limited to, statements relating to the financial impact of the natural disasters, expected insurance reimbursements and capital expenditures, and the process of exploring options and alternatives to create and enhance stockholder value. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "expect," "estimate," “preliminary” or other similar words or expressions. These forward-looking statements are based on certain assumptions and expectations, and our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and actual results and performance could differ materially from those projected. Factors which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the risk that the Company could incur additional costs related to the response to the natural disasters; the risk associated with the current global economic situation and its impact upon capital markets and liquidity; changes in governmental reimbursement programs; the risk of overbuilding and new supply; our inability to extend (or refinance) debt (including our credit and letter of credit facilities and our outstanding convertible notes) as it matures; the risk that we may not be able to satisfy the conditions precedent to exercising the extension options associated with certain of our debt agreements; events which adversely affect the ability of seniors to afford our monthly resident fees or entrance fees; the conditions of housing markets in certain geographic areas; our ability to generate sufficient cash flow to cover required interest and long-term lease payments; the effect of our indebtedness and long-term leases on our liquidity; the risk of loss of property pursuant to our mortgage debt and long-term lease obligations; the possibilities that changes in the capital markets, including changes in interest rates and/or credit spreads, or other factors could make financing more expensive or unavailable to us; our determination from time to time to purchase any shares under our share repurchase program; our ability to fund any repurchases; our ability to effectively manage our growth; our ability to maintain consistent quality control; delays in obtaining regulatory approvals; the risk that we may not be able to expand, redevelop and reposition our communities in accordance with our plans; our ability to complete acquisition, disposition, lease restructuring, financing, re-financing and venture transactions (including assets currently held for sale and pending transactions) on agreed upon terms or at all, including in respect of the satisfaction of closing conditions, the risk that regulatory approvals are not obtained or are subject to unanticipated conditions, and uncertainties as to the timing of closing; our ability to successfully integrate acquisitions; competition for the acquisition of assets; our ability to obtain additional capital on terms acceptable to us; a decrease in the overall demand for senior housing; our vulnerability to economic downturns; acts of nature in certain geographic areas; terminations of our resident agreements and vacancies in the living spaces we lease; early terminations or non-renewal of management agreements; increased competition for skilled personnel; increased wage pressure and union activity; departure of our key officers; increases in market interest rates; environmental contamination at any of our communities; failure to comply with existing environmental laws; an adverse determination or resolution of complaints filed against us; the cost and difficulty of complying with increasing and evolving regulation; and the risks detailed from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of this press release. We cannot guarantee future results, levels of activity, performance or achievements, and we expressly disclaim any obligation to release publicly any updates or revisions to any of these forward-looking statements to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contact

Brookdale Senior Living Inc.
Investors: Ross Roadman
(615) 564-8104
rroadman@brookdale.com

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